UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2002

DJ ORTHOPEDICS, INC.
(Exact name of Registrant as specified in charter)

DELAWARE	001-16757	33-0978270

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2985 Scott Street Vista, California (Address of principal executive offices)	92083 (Zip Code)

Registrant’s telephone number, including area code: (800) 336-5690

N/A
(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS
Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT 99.1

Item 5. OTHER EVENTS

     On September 4, 2002, the Company announced its plan to relocate the manufacturing of all remaining soft bracing goods and certain non-custom rigid bracing products from Vista, California to its manufacturing facilities located in Tijuana, Mexico. The action is part of a broader corporate performance improvement program announced by the Company on August 1, 2002, to streamline operations and reduce manufacturing costs and operating expenses. In connection with this move, the Company anticipates a work force reduction of up to 250 employees over a transition period of several months. The Company anticipates a similar increase in employees in its Mexican operations. Although the Company expects to achieve substantial cost savings from this manufacturing consolidation, the Company has not yet determined the total savings it expects to generate from its broader corporate performance improvement program, or the related costs to implement the program.

     A copy of the press release issued by the Company is attached as an exhibit to this Current Report on Form 8-K.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	EXHIBITS

     The following exhibit is filed herewith:

Exhibit No.	Document

99.1	Press Release, dated September 4, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DJ ORTHOPEDICS, INC.
(Registrant)

Date:	September 5, 2002	BY:	/s/ LESLIE H. CROSS

Leslie H. Cross President and Chief Executive Officer (Principal Executive Officer)

Date:	September 5, 2002	BY:	/s/ VICKIE L. CAPPS

Vickie L. Capps Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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